UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 1, 2010 (November 29, 2010)

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Commission File No. 001-34269

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.02(c). Appointment of Principal Officers.

On December 1, 2010, the Company announced the appointment of Ramsey E. Hashem to the newly established role of Chief Operating Officer of the Company.  Mr. Hashem’s career includes Commercial Operations leadership with Affymetrix Inc., a technology licensing company serving the life science research and clinical healthcare market, as well as Sales and Executive Management leadership with Compass Knowledge Group, an eLearning startup.  Mr. Hashem has over eleven years of business and management experience with GE Healthcare Technologies in Clinical Systems and with GE Transportation Systems in Sales and Marketing.   He holds a Bachelor of Science in Electrical Engineering from the University of Ottawa, Canada, completed the Finance Essentials, Executive Education Program from the University of Michigan at Ann Arbor, and received Six Sigma Green Belt Certification in 2002.

 A copy of the press release issued by the Company regarding the above appointment is attached hereto as Exhibit 99.1.

In conjunction with his employment, Mr. Hashem executed an offer letter with the Company, pursuant to which he agreed to serve as the Chief Operating Officer of the Company effective on November 29, 2010. The offer letter provides that Mr. Hashem will receive an annual base salary of $200,000 (payable at the bi-weekly rate of $7,692.31).  In accordance with the appointment, Mr. Hashem received, on November 29, 2010, an option to purchase 50,000 shares of the Company's common stock under the Sharps Compliance 2010 Stock Plan.  The compensation arrangement including the above noted  stock option grant was approved by the Compensation Committee of the Company’s Board of Directors and will be issued under the Company’s 2010 Stock Plan. The option has a seven (7) year term and vests at the rate of 33.3% per year (at each of the first three anniversary dates). The exercise price of the option is the closing price on the date of the grant (i.e., November 29, 2010).  In connection with Mr. Hashem’s required relocation to Houston, the Company agreed to pay up to $10,000 of moving expenses and up to four months of temporary living expenses at a mutually agreeable facility.

 In connection with his employment, the Company and Mr. Hashem entered into a Non-Competition and Confidentiality Agreement. The complete text of the Offer Letter, the Non-Competition Agreement and the Confidentiality Agreement are attached as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(c) above regarding the compensation arrangements are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer letter between Sharps Compliance, Inc. and Ramsey E. Hashem effective December 1, 2010.
10.2	Non-Competition Agreement between Sharps Compliance, Inc. and Ramsey E. Hashem dated December 1, 2010.
10.3	Confidentiality Agreement between Sharps Compliance, Inc and Ramsey E. Hashem dated December 1, 2010.
99.1	Press Release naming Ramsey E. Hashem Chief Operating Officer dated December 1, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ Diana P. Diaz
Vice President and Chief Financial Officer

Dated: December 1, 2010